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                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Philips International Realty Corp. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

         In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 13th day of November, 2000.

                                     AEW CAPITAL MANAGEMENT, L.P.
                                     By:      AEW Capital Management, Inc., its
                                              general partner

                                     By:      /s/ James J. Finnegan
                                              ----------------------------------
                                              Name:  James J. Finnegan
                                              Title:  Vice President


                                     AEW CAPITAL MANAGEMENT, INC.

                                     By:       /s/ James J. Finnegan
                                               ---------------------------------
                                               Name:  James J. Finnegan
                                               Title:  Vice President


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